CONCENTRA MANAGED CARE, INC.
                           OFFER TO PURCHASE FOR CASH

        ALL OF ITS OUTSTANDING 6% CONVERTIBLE SUBORDINATED NOTES DUE 2001
                              CUSIP #: 20589T-AA-1
                                       674623-AA-1 (FORMERLY OCCUSYSTEMS, INC.)
                                       AND
       ALL OF ITS OUTSTANDING 4.5% CONVERTIBLE SUBORDINATED NOTES DUE 2003
                              CUSIP #: 20589T-AB-9
                                       20589T-AC-7

To Our Clients:

         Enclosed for your consideration is an Offer to Purchase, dated July 20, 1999 (as the same may be amended or supplemented from time to time, the "Offer to Purchase"), and the Letter of Transmittal (the "Letter of Transmittal") relating to the offer by Concentra Managed Care, Inc. (the "Company") to purchase (i) all of its outstanding 6% Convertible Subordinated Notes due 2001 (the "6% Notes") for a cash purchase price of $1,002.50 per $1000 principal amount of 6% Notes, plus accrued and unpaid interest up to, but not including, the date of payment (the "6% Notes Purchase Price") and (ii) all of its outstanding 4.5% Convertible Subordinated Notes due 2003 (the "4.5% Notes" and, together with the 6% Notes, the "Notes") for a cash purchase price of $1,001.25 per $1000 principal amount of 4.5% Notes, plus accrued and unpaid interest up to, but not including, the date of payment (the "4.5% Notes Purchase Price" and, together with the 6% Notes Purchase Price, the "Purchase Prices"). The offer to purchase each issue of Notes on the terms and subject to the conditions set forth in the Offer to Purchase and in the Letter of Transmittal is referred to individually as an "Offer," and such offers with respect to both issues of Notes are collectively referred to as the "Offers."

         WE ARE THE HOLDER OF RECORD OF NOTES HELD BY US FOR YOUR ACCOUNT. A TENDER OF SUCH NOTES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER NOTES HELD BY US FOR YOUR ACCOUNT.

         We request instructions as to whether you wish to have us tender on your behalf any or all of the Notes held by us for your account, upon the terms and subject to the conditions set forth in the Offer to Purchase and the related Letter of Transmittal.

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


Your attention is directed to the following:

         1. EACH OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON TUESDAY, AUGUST 17, 1999 UNLESS EXTENDED OR TERMINATED (SUCH TIME AND DATE OR THE LATEST TIME AND DATE TO WHICH THE RELEVANT OFFER MAY BE EXTENDED OR TERMINATED WITH RESPECT TO EACH OF THE OFFERS, BEING REFERRED TO HEREIN AS THE "EXPIRATION
TIME"). HOLDERS OF NOTES MUST TENDER THEIR NOTES PRIOR TO THE APPLICABLE EXPIRATION TIME TO RECEIVE THE APPLICABLE PURCHASE PRICE. TENDERS OF NOTES MAY BE VALIDLY WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION TIME AND, UNLESS THERETOFORE ACCEPTED FOR PAYMENT BY THE COMPANY PURSUANT TO THE RELEVANT OFFER, MAY ALSO BE VALIDLY WITHDRAWN AT ANY TIME AFTER TUESDAY, SEPTEMBER 14, 1999.

         2. The Company's obligation to accept for purchase Notes validly tendered and not withdrawn pursuant to the relevant Offer is conditioned upon the consummation of the Merger and certain other conditions described in the Offer to Purchase under the headings "Principal Terms of the Offers" and "Conditions of the Offers". IN THE EVENT THAT AN OFFER IS TERMINATED OR OTHERWISE NOT COMPLETED, NO PURCHASE PRICE WILL BE PAID OR BECOME PAYABLE TO HOLDERS OF NOTES WHO HAVE TENDERED THEIR NOTES IN CONNECTION WITH SUCH OFFER.

         3. Consummation of the Offers may have adverse consequences to non-tendering Holders, including that the reduced amount of outstanding Notes as a result of the Offers may adversely affect the trading market, liquidity and market price of the Notes.

         If you wish to have us tender any or all of your Notes please so instruct us by completing, executing and returning to us the instruction form contained in this letter. If you authorize the tender of your Notes, all such Notes will be tendered unless otherwise specified in your instructions. YOUR INSTRUCTIONS SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF PRIOR TO THE EXPIRATION TIME.

         The Offers are made solely by the Offer to Purchase and accompanying Letter of Transmittal and do not constitute an offer to buy or the solicitation of an offer to sell the Notes in any circumstances in which such Offer is unlawful.

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


                        INSTRUCTIONS WITH RESPECT TO THE
                          CONCENTRA MANAGED CARE, INC.
                           OFFER TO PURCHASE FOR CASH

        ALL OF ITS OUTSTANDING 6% CONVERTIBLE SUBORDINATED NOTES DUE 2001
                                       AND
       ALL OF ITS OUTSTANDING 4.5% CONVERTIBLE SUBORDINATED NOTES DUE 2003

         The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated July 20, 1999 (as the same may be amended or supplemented from time to time, the "Offer to Purchase"), and the accompanying Letter of Transmittal (the "Letter of Transmittal"), in connection with the offer by Concentra Managed Care, Inc. to purchase for cash all of its outstanding 6% Convertible Subordinated Notes due 2001 (the "6% Notes") and all of its outstanding 4.5% Convertible Subordinated Notes due 2003 (the "4.5% Notes" and, together with the 6% Notes, the "Notes") upon the terms and conditions set forth in the Offer to Purchase and the related Letter of Transmittal.

         This will instruct you to tender the aggregate principal amount of Notes indicated below held by you for the account or benefit of the undersigned (or, if no amount is indicated below, for all of the aggregate principal amount of Notes held by you for the account of the undersigned) upon the terms and subject to the conditions set forth in the Offer to Purchase and the related Letter of Transmittal.

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


                                     SIGN HERE

Aggregate Principal Amount of
6% Notes to be Tendered

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                                     Signature(s)

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Aggregate Principal Amount of        _____________________________________
4.5% Notes to be Tendered            Please Type or Print Name(s)

_________________________________    Dated:___________________________, 1999

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                                     Please Type or Print Address and Zip Code

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                                     Area Code and Telephone Number

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                                     Taxpayer Identification Number (i.e.,
                                     Social Security Number or Employer
                                     Identification Number)



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